Exhibit 99.1

Contact:
Jordan M. Copland
Executive Vice President and Chief Financial Officer
GSI Commerce, Inc.
(610) 491-7000
coplandj@gsicommerce.com

FOR IMMEDIATE RELEASE

GSI COMMERCE REPORTS THIRD QUARTER FISCAL 2003 RESULTS

KING OF PRUSSIA, PENNSYLVANIA, October 29, 2003 – GSI COMMERCE, INC. (NASDAQ: GSIC), today announced financial results for its third fiscal quarter ended September 27, 2003.

Net revenue was $47.5 million in the third quarter of fiscal 2003, compared with net revenue of $32.3 million in the third quarter of fiscal 2002, an increase of 46.9%.

Net loss was $5.5 million in the third quarter of fiscal 2003, compared with net loss of $8.6 million in the third quarter of fiscal 2002. Net loss per share was $0.14 in the third quarter of fiscal 2003, compared with net loss per share of $0.22 in the third quarter of fiscal 2002.

EBITDA loss was $2.0 million in the third quarter of fiscal 2003, compared to EBITDA loss of $5.9 million in the third quarter of fiscal 2002. EBITDA represents earnings (or loss) before interest income/expense, taxes, depreciation and amortization and stock-based compensation. A reconciliation of EBITDA to GAAP net loss is contained later in this release.

“GSI Commerce continued its trend of strong performance in the third quarter of 2003, with excellent sales growth and reductions in EBITDA loss and net loss compared to the prior year period. Our year to date results demonstrate solid execution and a growing market opportunity. We are reiterating our previously issued fourth quarter guidance and continue to expect to achieve EBITDA and GAAP profitability in fiscal 2004,” said Michael Rubin, Chairman and CEO of GSI Commerce.

Highlights Since July 30, 2003

•	Net merchandise sales* increased 51% over the prior year quarter, including a 49% increase in sporting goods, a 98% decrease attributable to the Ashford.com business, which GSI Commerce sold in December 2002, and a 108% increase in other categories.

•	Sales and marketing, product development and general and administrative expenses, collectively, increased 1.8% over the prior year quarter, and declined, collectively, to 39.4% of net revenue from 56.9% of net revenue.

•	Inventory declined to $22.4 million from $32.4 million a year ago.

•	GSI completed the launch of Linens-n-Things, including an in-store associate assisted ordering system and an integrated online/offline wedding registry.

•	GSI’s wholly owned subsidiary Global-QVC Solutions implemented a new business relationship with PBS Businesses, which includes providing support for its e-commerce, catalog and direct response television platforms.

*Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements. A reconciliation of net merchandise sales to GAAP net revenue is contained later in this release.

Financial Guidance

The following forward-looking statements reflect GSI Commerce’s expectations as of October 29, 2003. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce, and various other risk factors discussed below, actual results may differ materially.

Fiscal 2003 Expectations

•	Net revenue is expected to be in the range of $228-$234 million.

•	Net merchandise sales is expected to be in the range of $269-$275 million.

•	Net loss is expected to be in the range of $12-$14 million.

•	EBITDA loss is expected to be in the range of $0-$2.0 million.

Fiscal Fourth Quarter 2003 Expectations

•	Net revenue is expected to be in the range of $82-$88 million.

•	Net merchandise sales is expected to be in the range of $107-$113 million.

•	Net income is expected to be in the range of $1.5-$3.0 million.

•	EBITDA is expected to be in the range of $4.5-$6 million.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and net merchandise sales. GSI Commerce uses EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense which may fluctuate materially due to fluctuations in the price of GSI Commerce’s common stock both on a quarterly basis and on an annual basis and does not consistently reflect GSI Commerce’s results from its core business activities. In addition, GSI Commerce uses net merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees, and business management costs such as marketing department staffing levels are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its expense trends if they have visibility to both GAAP revenue as well as the non-GAAP financial measure net merchandise sales. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

Third Quarter Conference Call

A conference call to discuss GSI Commerce’s third quarter 2003 financial results will be held at 4:45 p.m. EST on October 29, 2003. For access to the conference call, call 1-888-928-9510 by 4:30 p.m. EST. The password is “Commerce” and the leader’s name is “Michael Rubin.” A tape recording of the conference call will be available, starting one hour after completion of the call, until the end of business November 11, 2003. To access the recording, call 1-800-879-5507.

A live Webcast of the conference call will also be available at www.gsicommerce.com or www.streetevents.com. A replay of the Webcast will be available for a limited time.

About GSI Commerce, Inc.

GSI Commerce is a leading outsource solution provider for e-commerce. The company develops and operates e-commerce businesses for retailers, branded manufacturers, media companies, television networks and professional sports organizations. The GSI Commerce platform includes Web site design and development, e-commerce technology, customer service, fulfillment, merchandising, content development and management, and online and database marketing.

Forward-Looking Statements

All statements made in this release and to be made in GSI Commerce’s third quarter 2003 conference call, including those in the recordings and live audio of the call, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “would”, “should”, “guidance”, “potential”, “continue”, “project”, “forecast”, “confident”, “prospects”, and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industry and markets in which the company operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the stock market and the industries in which GSI Commerce operates, changes affecting the Internet and e-commerce, the ability of the company to develop and maintain relationships with strategic partners and suppliers, the ability of the company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of the company to attract and retain qualified personnel, the ability of the company to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the Securities and Exchange Commission. GSI Commerce expressly disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by GSI Commerce.

# # #

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 28, 2002	September 27, 2003
ASSETS
Current assets:
Cash and cash equivalents	$61,004	$36,505
Short-term investments	2,280	—
Marketable securities	11,543	10,028
Accounts receivable, net of allowance of $1,533 and $1,293, respectively	3,974	3,634
Inventory	24,306	22,352
Prepaid expenses and other current assets	2,078	1,872

Total current assets	105,185	74,391
Property and equipment, net	48,669	45,278
Goodwill, net	13,453	13,453
Notes receivable	4,423	3,911
Other equity investments	2,159	2,159
Other assets, net of accumulated amortization of $1,250 and $2,042, respectively	13,684	12,873

Total assets	$187,573	$152,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,664	$15,368
Accrued expenses and other	20,283	13,805
Deferred revenue	15,025	15,832
Current portion – capital lease obligations	78	—

Total current liabilities	67,050	45,005
Mandatorily redeemable preferred stock, Series A, $0.01 par value, 10,000 shares authorized; 200 and 0 shares issued as of December 28, 2002 and September 27, 2003, respectively; 0 shares outstanding as of December 28, 2002 and September 27, 2003, respectively	—	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and outstanding as of December 28, 2002 and September 27, 2003, respectively	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 38,857,855 and 40,636,675 shares issued as of December 28, 2002 and September 27, 2003, respectively; 38,783,645 and 40,635,465 shares outstanding as of December 28, 2002 and September 27, 2003, respectively	389	406
Additional paid in capital	285,625	286,979
Accumulated other comprehensive income	57	27
Accumulated deficit	(165,547)	(180,352)

	120,524	107,060
Less: Treasury stock, at par	1	—

Total stockholders’ equity	120,523	107,060

Total liabilities and stockholders’ equity	$187,573	$152,065

GSI COMMERCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2002	September 27, 2003	September 28, 2002	September 27, 2003
Revenues:
Net revenues from product sales	$27,778	$42,521	$85,721	$132,416
Service fee revenues	4,545	4,962	11,596	14,294

Net revenues	32,323	47,483	97,317	146,710
Cost of revenues from product sales	20,257	30,778	61,011	95,938

Gross profit	12,066	16,705	36,306	50,772

Operating expenses:
Sales and marketing, exclusive of $154, $419, $155 and $927 reported below as stock-based compensation, respectively	11,362	11,789	30,297	35,335
Product development, exclusive of $0, $38, $(44) and $38 reported below as stock-based compensation, respectively	3,317	3,860	8,720	11,553
General and administrative, exclusive of $27, $171, $(148) and $355 reported below as stock-based compensation, respectively	3,708	3,078	10,757	9,713
Restructuring costs related to Ashford	—	19	—	19
Gain on sale of Ashford assets	(379)	—	(379)	—
Stock-based compensation	181	628	(37)	1,320
Depreciation and amortization	2,585	3,119	6,692	8,551

Total operating expenses	20,774	22,493	56,050	66,491

Other (income) expense:
Interest expense	127	—	389	—
Interest income	(270)	(243)	(1,096)	(914)

Total other (income) expense	(143)	(243)	(707)	(914)

Net loss	$(8,565)	$(5,545)	$(19,037)	$(14,805)

Losses per share - basic and diluted:
Net loss	$(0.22)	$(0.14)	$(0.49)	$(0.38)

Weighted average shares outstanding:
basic and diluted	38,769	40,109	38,497	39,243

GSI COMMERCE, INC. AND SUBSIDIARIES

EBITDA AND RECONCILIATION TO GAAP RESULTS

(in thousands, expect per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2002	September 27, 2003	September 28, 2002	September 27, 2003
EBITDA:
Net loss excluding interest income and expense taxes and charges for stock-based compensation and depreciation and amortization	$(5,942)	$(2,041)	$(13,089)	$(5,848)

Net loss excluding interest income and expense taxes and charges for stock-based compensation and depreciation and amortization, per share:
basic and diluted	$(0.15)	$(0.05)	$(0.34)	$(0.15)

Reconciliation of EBITDA to GAAP results:
EBITDA	$(5,942)	$(2,041)	$(13,089)	$(5,848)
Interest expense	127	—	389	—
Interest income	(270)	(243)	(1,096)	(914)
Taxes	—	—	—	—
Stock-based compensation	181	628	(37)	1,320
Depreciation and amortization	2,585	3,119	6,692	8,551

Net loss	$(8,565)	$(5,545)	$(19,037)	$(14,805)

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS

(dollars in thousands)

(unaudited)

	Three Months Ended		Variance
	September 28, 2002	September 27, 2003
			Amount	%
Net merchandise sales (1) – (a non-GAAP financial measure):
Category:
Sporting goods	$16,776	$24,991	$8,215	49%
Ashford	4,919	91	(4,828)	-98%
Other	13,331	27,679	14,348	108%

Total net merchandise sales (1) – (a non-GAAP financial measure)	$35,026	$52,761	$17,735	51%

Net revenues – (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$16,776	$24,987	$8,211	49%
Ashford	4,919	91	(4,828)	-98%
Other	6,083	17,443	11,360	187%

Total net revenues from product sales	27,778	42,521	14,743	53%
Service fee revenues	4,545	4,962	417	9%

Total net revenues – (GAAP basis)	$32,323	$47,483	$15,160	47%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) – (a non-GAAP financial measure):
Category:
Sporting goods	$16,776	$24,991	$8,215	49%
Ashford	4,919	91	(4,828)	-98%
Other	13,331	27,679	14,348	108%

Total net merchandise sales (1) – (a non-GAAP financial measure)	35,026	52,761	17,735	51%
Less:
Sales by partners (2):
Category:
Sporting goods	—	(4)	(4)	—
Ashford	—	—	—	—
Other	(7,248)	(10,236)	(2,988)	41%

Total sales by partners (2)	(7,248)	(10,240)	(2,992)	41%
Add:
Service fee revenues	4,545	4,962	417	9%

Net revenues – (GAAP basis)	$32,323	$47,483	$15,160	47%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.
(2)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES

NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS

(dollars in thousands)

(unaudited)

	Nine Months Ended			Variance
	September 28, 2002		September 27, 2003
				Amount	%
Net merchandise sales (1) – (a non-GAAP financial measure):
Category:
Sporting goods	$62,742	(3)	$76,409	$13,667	22%
Ashford	12,298		993	(11,305)	-92%
Other	21,049		84,370	63,321	301%

Total net merchandise sales (1) – (a non-GAAP financial measure)	$96,089		$161,772	$65,683	68%

Net revenues – (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$62,742	(3)	$76,405	$13,663	22%
Ashford	12,298		993	(11,305)	-92%
Other	10,681		55,018	44,337	415%

Total net revenues from product sales	85,721		132,416	46,695	54%
Service fee revenues	11,596		14,294	2,698	23%

Total net revenues – (GAAP basis)	$97,317		$146,710	$49,393	51%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) – (a non-GAAP financial measure):
Category:
Sporting goods	$62,742	(3)	$76,409	$13,667	22%
Ashford	12,298		993	(11,305)	-92%
Other	21,049		84,370	63,321	301%

Total net merchandise sales (1) – (a non-GAAP financial measure)	96,089		161,772	65,683	68%
Less:
Sales by partners (2):
Category:
Sporting goods	—		(4)	(4)	—
Ashford	—		—	—	—
Other	(10,368)		(29,352)	(18,984)	183%

Total sales by partners (2)	(10,368)		(29,356)	(18,988)	183%
Add:
Service fee revenues	11,596		14,294	2,698	23%

Net revenues – (GAAP basis)	$97,317		$146,710	$49,393	51%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.
(2)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.
(3)	Includes $8.3 million from sales of one of GSI Commerce’s partner’s products sold primarily through its direct response television campaigns in addition to Web site and toll-free number sales.